UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2019

Chicken Soup for the Soul Entertainment Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 861-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2019, Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) with one investor (“Investor”) pursuant to which the Company agreed to issue and sell to the Investor an aggregate of 80,000 shares of the Company’s 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 (“Series A Preferred Stock”), at a price of $25.00 per share.

The sale of Series A Preferred Stock closed on April 5, 2019, and generated aggregate net proceeds of approximately $1,855,000, after deducting an aggregate of $145,000 in estimated offering expenses payable by the Company, including an aggregate of up to $140,000 payable to the Investor for legal fees and expenses and due diligence expenses. The Company intends to use the net proceeds from the sale of Series A Preferred Stock for working capital and other general corporate purposes including, possibly, for dividends and share repurchases.

The sale of Series A Preferred Stock was made pursuant to a prospectus supplement dated April 5, 2019 and an accompanying base prospectus, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-227596), which was declared effective on October 19, 2018.

The Subscription Agreement contains customary representations, warranties, and covenants by the Company, including that the statements made in the registration statement, base prospectus, and the prospectus supplement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and that any existing preemptive rights or rights of first refusal have been satisfied or waived.

A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the shares of Series A Preferred Stock is attached as Exhibit 5.1 hereto. The Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the issuance and sale of the shares of Series A Preferred Stock by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

10.1	Subscription Agreement, dated April 5, 2019.

23.1	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2019	CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
		Name:	William J. Rouhana, Jr.
		Title:	Chief Executive Officer